ARTICLES OF AMENDMENT

                                       TO

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       CNL AMERICAN PROPERTIES FUND, INC.

         CNL American Properties Fund, Inc., a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the corporation is hereby amended as indicated in Exhibit A attached hereto; and

         SECOND: This amendment of the charter of the corporation has been advised by the board of directors and approved by the stockholders.

         We, the undersigned Chairman of the Board and Co-Chief Executive Officer and Secretary of CNL American Properties Fund, Inc., swear under penalties of perjury that the foregoing is a corporate act.

Dated this 20th day of June, 2002.

                                    /s/ James M. Seneff, Jr.
                                    -----------------------------------------
                                    James M. Seneff, Jr.
                                    Chairman of the Board and
                                    Co-Chief Executive Officer


                                    /s/ Steven D. Shackelford
                                    ------------------------------------------
                                    Steven D. Shackelford
                                    Secretary

                                    Exhibit A

                              ARTICLES OF AMENDMENT

                                       TO

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       CNL AMERICAN PROPERTIES FUND, INC.


         The text of each of the amendments is set forth below.

         RESOLVED, that paragraph (i) of Section 5.6 of the Company's Second Amended and Restated Articles of Incorporation is hereby amended to read as follows:

         ""Common Share Ownership Limit" means, with respect to the Common Shares, seven point nine percent (7.9%) of the outstanding Common Shares, subject to adjustment pursuant to Section 5.6(xi) (but not more than eight point zero percent (8.0%) of the outstanding Common Shares, as so adjusted) and to the limitations contained in Section 5.6(xii)."

         ""Existing Holder" shall mean collectively James M. Seneff, Jr. and any sibling (whether by the whole or half blood), spouse, ancestor or lineal descendant thereof (provided that in the event the definition of "Family" pursuant to Section 544(a)(2) of the Code shall be amended, the foregoing definition shall be deemed to be similarly amended)."

         ""Existing Holder Limit" shall mean initially 9.8 percent of the outstanding Common Shares of the Company, or, from and after the date hereof, such other percentage of the outstanding Common Shares of the Company as the Board of Directors may establish from time to time pursuant to the authority expressly vested in the Board of Directors in paragraph (x) of this Section 5.6, subject to the limitations contained in paragraph (xii) of this Section 5.6. For purposes of the application of the Existing Holder Limit, the Existing Holder shall be deemed to own the sum of (a) the Common Shares Beneficially or Constructively Owned by the Existing Holder and (b) the Common Shares the Existing Holder would Beneficially or Constructively Own upon exercise of any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof) to directly or indirectly Acquire Beneficial or Constructive Ownership of Common Shares. For purposes of determining the Existing Holder Limit, the outstanding Common Shares of the Company shall be deemed to include the maximum number of shares that the Existing Holder may Beneficially and Constructively Own pursuant to any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof). From and after the date hereof and prior to the Restriction Termination Date, the Secretary of the Company, or such other person as shall be designated by the Board of Directors, shall maintain and, upon request, make available to the Existing Holder or the Board of Directors, a schedule which sets forth the then-current Existing Holder Limit."

         RESOLVED, that paragraphs (ii) through (iv) of Section 5.6 of the Company's Second Amended and Restated Articles of Incorporation are hereby amended to read as follows:

"(ii) Ownership and Transfer Limitations.

         (a) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.6(ix) and
                  Section 5.8, prior to the Restriction Termination Date, no (i) Person (other than the Existing Holder) shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, and (ii) the Existing Holder shall not Beneficially or Constructively Own Common Shares in excess of the Existing Holder Limit or the Preferred Share Ownership Limit.

         (b) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.6(ix) and
                  Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person (other than the Existing Holder) Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

         (c) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.6(ix) and
                  Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in the Existing Holder Beneficially or Constructively Owning (i) Common Shares in excess of the Existing Holder Limit or (ii) Preferred Shares in excess of the Preferred Shares Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which otherwise would be Beneficially or Constructively Owned by the Existing Holder in excess of the Existing Holder Limit or the Preferred Share Ownership Limit, and the Existing Holder shall not acquire any rights in that number of Equity Shares.

         (d) Notwithstanding any other provision of these Articles of Incorporation, and except as provided in Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons
                  (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) with respect to that number of Equity Shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

         (e) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
                  Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

         (f) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would
                  (i) cause the Company to own (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, shall be void ab initio as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to own an interest (directly or Constructively) in a tenant that is described in Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(iii)    Exchange for Excess Shares.

         (a)      If,  notwithstanding  the other  provisions  contained in this
                  Article V, at any time prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that (i) any Person (other than the Existing Holder) would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit or (ii) the Existing Holder would Beneficially or Constructively Own Equity Shares in excess of the Existing Holder Limit or the Preferred Share Ownership Limit, then, except as otherwise provided in Section 5.6(ix), such number of Equity Shares (rounded up to the next whole number of shares) in excess of the applicable Ownership Limit or Existing Holder Limit, as the case may be, automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article V requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, other change in purported Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

         (b)      If,  notwithstanding  the other  provisions  contained in this
                  Article V, at any time prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (b), (c), (d), (e) and (f) of Section 5.6(ii) or, directly or indirectly, would cause the Company for any reason to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of shares) being Transferred or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership and which, in any case, would cause the Company to be "closely held" within the meaning of such
                  Section 856(h) or otherwise would cause the Company to fail to qualify as a REIT automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article V requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, Acquisition, change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

(iv) Remedies For Breach. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 5.6(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section 5.6, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (b), (c), (d),
         (e) and (f) of Section 5.6(ii) (as applicable) shall be void ab initio and where applicable automatically shall result in the exchange described in Section 5.6(iii), irrespective of any action (or inaction) by the Board of Directors or its designee."

         RESOLVED, that paragraphs (vi) and (vii) of Section 5.6 of the Company's Second Amended and Restated Articles of Incorporation are hereby amended to read as follows:

"(vi) Owners Required To Provide Information Prior to the Restriction Termination Date:

         (a) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than January 31 of each calendar year, give written notice to the Company stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company's status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

         (b) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

(vii)    Remedies  Not  Limited.  Nothing  contained  in this  Article  V except
         Section 5.8 shall limit scope or  application of the provisions of this
         Section 5.6, the ability of the Company to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company's status as a REIT and to ensure compliance with the applicable Ownership Limits or the Existing Holder Limit for each class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company."

         RESOLVED, that paragraphs (ix) through (xiii) of Section 5.6 of the Company's Second Amended and Restated Articles of Incorporation are hereby amended to read as follows:

"(ix) Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs
         (d), (e) and (f) of Section 5.6(ii) will not be violated, may waive or change, in whole or in part, the application of the Common or Preferred Share Ownership Limit with respect to any Person that is not an individual, as such term is defined in Section 542(a)(2) of the Code. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or Affiliates and may impose such other conditions as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on the Company's status as a REIT.

(x) Increase in Existing Holder Limit. Subject to the limitations contained in Section 5.6(xii), the Board of Directors is hereby expressly vested with the full power and authority to increase the Existing Holder Limit as in effect from time to time on and after the date hereof. No such increase shall constitute or be deemed to constitute an amendment of the Articles of Incorporation of the Company, and shall take effect automatically without any action on the part of any stockholder as of the date specified by the Board of Directors that is subsequent to the Board resolution approving and effecting such increase.

(xi) Increase in Common or Preferred Share Ownership Limit. Subject to the limitations contained in Section 5.6(xii), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limit. No such increase shall constitute or be deemed to constitute an amendment of the Articles of Incorporation of the Company, and shall take effect automatically without any action on the part of any stockholder as of the date specified by the Board of Directors that is subsequent to the Board resolution approving and effecting such increase.

(xii) Limitations on Modifications.

         (a) The Ownership Limit or the Existing Holder Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of shares of Equity Shares by all Persons (other than the Existing Holder) equal to the greatest of (A) the actual ownership, (B) the Beneficial Ownership of Equity Shares by each Person, or (C) the applicable Ownership Limit with respect to such Person, and assuming the ownership by the Existing Holder of Common Shares equal to the Existing Holder Limit and shares of any series of Preferred Shares equal to the Preferred Share Ownership Limit).

         (b) Prior to any modification of the Ownership Limit or the Existing Holder Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company's status as a REIT.

         (c) The Common Share Ownership Limit may not be increased to a percentage that is greater than eight point zero percent (8.0%).

         (d) The Preferred Share Ownership Limit may not be increased to a percentage that is greater than nine point nine percent (9.9%).

         (e) The Existing Holder Limit may not be increased to a percentage that is greater than seventeen point five percent (17.5%).

(xiii) Notice to Stockholders Upon Issuance or Transfer. Upon issuance or transfer of Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

"The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may
(i) Beneficially or Constructively Own Common Shares of the Company in excess of 7.9% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding Common Shares (except in such circumstances as the Existing Holder Limit shall apply); (ii) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% of the outstanding shares of such series of Preferred Shares (or such greater percent as may be determined by the Board of Directors of the Company); or (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being "closely held" under
Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Common or Preferred Shares resulting in an exchange for Excess Shares (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in violation of the ownership or transfer limitations set forth in the Company's Articles of Incorporation shall be void ab initio and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby automatically will be exchanged for Excess Shares to the extent of violation of such limitations, and such Excess Shares will be held in trust by the Company, all as provided by the Articles of Incorporation of the Company. All defined terms used in this legend have the meanings identified in the Company's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.""

Shareholder Inspection Rights

         RESOLVED, that Sections 6.4 and 6.5 of the Company's Second Amended and Restated Articles of Incorporation are hereby amended to read as follows:

"6.4     [reserved].

6.5      [reserved]."